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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
_______________________________________________________________________________

                                    Form 8-K
                                ________________
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 31, 2000

                        Commission File Number 000-26365
                                ________________

                                 GOTO.COM, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                      95-4652060
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification Number)

                      74 North Pasadena Avenue, 3rd Floor
                           Pasadena, California 91103
                    (Address of principal executive offices)

                           Telephone: (626) 685-5600
              (Registrant's telephone number, including area code)

                             140 West Union Street
                           Pasadena, California 91103
         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 31, 2000, GoTo.com, Inc. ("GoTo") consummated the acquisition by reverse triangular merger of Cadabra Inc. ("Cadabra"), a leading Internet-based provider of comparison-shopping services. Pursuant to the Agreement and Plan of Reorganization, Cadabra transferred to GoTo all of the outstanding shares of capital stock, including all outstanding options to acquire or receive shares of capital stock of Cadabra, for $8 million in cash and 3,283,690 shares of GoTo common stock. The number of shares of GoTo common stock was determined based on a $73.70 per share price of GoTo common stock for an aggregate amount of GoTo common stock valued at $242 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Audited financial information of acquired business.

         The required financial statements shall be filed by amendment not later than 60 days after this initial report must be filed.

(b)      Pro forma condensed combined financial information of Registrant.

         The required financial information shall be filed by amendment not later than 60 days after this initial report must be filed.

(c)      Exhibits:

         Exhibit No.   Description
         -----------   -----------

             2.1 Agreement and Plan of Reorganization, dated November 19, 1999, by and among GoTo.com, Inc., Cadabra Inc., Roy Acquisition Corp., and as to certain sections, ChaseMellon Shareholder Services, L.L.C. as escrow agent and Narinder P. Singh as representative of the Cadabra securityholders.

            99.1       Press release of GoTo.com, Inc., dated November 22, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2000         GoTo.com, Inc.


                                By: /s/ TODD TAPPIN
                                ------------------------------------------
                                Todd Tappin
                                Chief Financial Officer